                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-34636) of Register.com, Inc. of our report dated November 22, 2000, relating to the financial statements of Afternic.com, Inc. as of December 31, 1999 and for the period from inception (September 10, 1999) through December 31, 1999, which appears in the Current Report on Form 8-K/A of Register.com, Inc. dated November 29, 2000.



/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
November 29, 2000